Exhibit 99.906 CERT
Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act
I, Raymond Nolte, President of SkyBridge Multi-Adviser Hedge Fund Portfolios LLC (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	December 5, 2011	/s/ Raymond Nolte

Raymond Nolte, President
(principal executive officer)
I, Robert Phillips, Treasurer and Principal Financial Officer of SkyBridge Multi-Adviser Hedge Fund Portfolios LLC (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	December 5, 2011	/s/ Robert Phillips

Robert Phillips, Treasurer and Principal Financial Officer
(principal financial officer)